Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is entered into May 20, 2020, in connection with the Secured Line of Credit Security Agreement, by and between Global Clean Solutions, LLC, a Nevada limited liability company (the “Borrower”), Edison Nation, Inc., a Nevada corporation (“Guarantor”), and PPE Brickell Supplies, LLC, a Florida limited liability company (“Secured Party”).

RECITALS

A. The Borrower has entered into a Secured Line of Credit with the Secured Party (the “Loan”) in the principal amount of up to TWO MILLION FIVE-HUNDRED THOUSAND Dollars ($2,500,000.00) dated on or about the date hereof the parties are entering this Security Agreement.

B. The Guarantor has an interest in the Borrower and as security for Borrower’s repayment obligations under the Loan, the Guarantor agrees to grant Secured Party a security interest in the Collateral described below.

C. This Security Agreement together with the Loan and all documents referenced therein (including any and all Promissory Notes), or executed in connection herewith shall collectively be referred to herein as the “Loan Documents.”

NOW, THEREFORE, to that end and in consideration of the premises, and covenants set forth below, and the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration, the parties hereto agree as follows:

1. Security Interest. To secure the “Obligations” (as defined below), the Guarantor grants to Secured Party a security interest in all right, title, and interest to shares of common stock of the Guarantor, the amount of which is determined by the conversion price calculation in each respective Promissory Note (each a “Note”) issued under the Loan (hereinafter, collectively, the “Collateral”).

2. Obligation. The security interest granted hereunder is given as security for the payment and performance of all indebtedness and obligations owed by the Borrower to Secured Party, whether now existing or hereafter incurred, under or in connection with or evidenced by the Loan, the Promissory Notes, and/or this Security Agreement, together with all extensions, modifications, or renewals of any of the foregoing, including, without limitation, all unpaid principal amounts, all interest accrued thereon, all fees and all other amounts payable by the Borrower to Secured Party thereunder or in connection therewith (hereinafter referred to, collectively, as the “Obligations”)

3. Authority. The Guarantor warrants that Guarantor is authorized to enter into this Security Agreement with Secured Party and has requisite authority to consummate the transactions contemplated herein.

4. Reservation of Shares. To ensure adequate capitalization to perform its Obligations hereunder, Guarantor shall reserve 1,800,000 common shares of the Guarantor by executing the Letter of Instruction to Guarantor’s Transfer Agent, attached hereto as Exhibit A.

5. Default. Each of the following shall constitute an event of default (“Event of Default”) under this Security Agreement:

(a) Representations and Warranties. If any of the representations and warranties made by the Guarantor herein, or by the Guarantor in any of the Loan Documents shall be false or misleading in any material respect when made;

(b) Covenants. If the Guarantor shall be in material default under any of the terms, covenants, conditions, or obligations of this Security Agreement or any of the Loan Documents and such default shall not have been cured within ten (10) Banking Days of the Guarantor’s receipt of Secured Party’s written notice of default;

(c) Failure to Timely File Reports. Without in any way limiting the Secured Party’s right to pursue other remedies including actual damages and/or equitable relief, the parties agree that if the Guarantor fails to file any of its obligated reports, filings, or disclosures under the Securities Exchange Act of 1934, or any other required filing, the absence of which would make the Guarantor’s securities ineligible for an exemption under Rule 144, a $2,000.00 default penalty shall be added to the principal of outstanding on any Promissory Note for each calendar day that the Guarantor is late in making such filing; or

(d) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Secured Party’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the common stock issuable upon conversion of any Note is not delivered by the deadline as stated in each respective Note due to action and/or inaction of the Guarantor, the Guarantor shall pay to the Secured Party $2,000.00 per calendar day in cash, for each calendar day beyond the deadline that the Guarantor fails to deliver such common stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Guarantor to effect delivery of such Common Stock. Such cash amount shall be paid to Secured Party by the fifth (5th) day of the month following the month in which it has accrued or, at the option of the Secured Party (by written notice to the Guarantor by the first (1st) day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of each Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of each Note. The Guarantor agrees that the right to convert is a valuable right to the Secured Party. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to quantify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Security Agreement are justified.

(e) Scope of Default. Any Event of Default under this Security Agreement is separate and specific to this Security Agreement and does not otherwise affect or impact any default under any other document or agreement between the parties unless specifically referenced therein.

6. Remedies. In addition to any remedies specifically included in Section 5 herein, Secured Party shall have any other remedy available to it under law or any of the other Loan Documents.

7. General. The waiver by Secured Party of any breach of any provision of this Security Agreement or warranty or representation herein set forth will not be construed as a waiver of any subsequent breach. The failure to exercise any right hereunder by Secured Party will not operate as a waiver of such right. All rights and remedies herein provided are cumulative. The Guarantor may not assign its rights or delegate its duties hereunder without Secured Party’s written consent. Any provision hereof found to be invalid will not invalidate the remainder. All words used herein will be construed to be of such gender and number as the circumstances require. This Security Agreement binds the Guarantor and their successors and assigns, and inures to the benefit of Secured Party and its successors and assigns. This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same Security Agreement.

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8. Choice of Law, Venue, Jury Trial Waiver. Except as otherwise and specifically provided herein or as otherwise specifically prohibited by applicable law, Nevada law governs this Security Agreement and the Loan Documents without regard to principles of conflicts of law. The parties each submit to the exclusive jurisdiction of the State and Federal courts of Nevada; provided, however, that nothing in this Security Agreement shall be deemed to operate to preclude Secured Party from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations if permitted by this Security Agreement, or to enforce a judgment or other court order in favor of Secured Party.

9. Modification; Waiver. None of the terms or provisions of this Security Agreement may be changed, waived, modified, discharged, or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge, or termination is asserted. None of the terms or provisions of this Security Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

10. Joint and Several Applicability. Both the Borrower and Guarantor are agreeing to the terms of this Security Agreement. Any Obligation or requirement herein applies to both the Borrower and Guarantor. To be clear, the Obligations of the Borrower and Guarantor will be joint and several. Any remedy available under this Security Agreement or the Loan, or any other related transaction document shall be available against either Borrower or Guarantor.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND SECURED PARTY EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS SECURITY AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND BY ITS EXECUTION OF THIS SECURITY AGREEMENT CONFIRMS THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH COUNSEL.

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

BORROWER

Global Clean Solutions, LLC.

By:
Brian McFadden, Manager

By:
Matthew Pantofel, Manager

By:
Chris Ferguson, Manager

By:
Brett Vroman, Manager

GUARANTOR

Edison Nation, Inc.

By:
Chris Ferguson, CEO

SECURED PARTY

PPE Brickell Supplies, LLC

By:
Matthew Pantofel, Manager

[SIGNATURE PAGE TO SECURITY AGREEMENT]

EXHIBIT A

Edison Nation, Inc.

1 West Broad Street, Suite 1004

Bethlehem, PA 18018

May 20, 2020

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, Nevada 89501

Ladies and Gentlemen:

Edison Nation, Inc., a Nevada corporation (the “Company”) and PPE Brickell Supplies, LLC., a Florida limited liability company (“Secured Party”) have entered into a Security Agreement dated on or about May 20, 2020 (the “Security Agreement”) providing a security interest in shares of the Company for repayment of Promissory Notes (the “Notes”) issued by Global Clean Solutions, LLC, a Nevada limited liability company to Secured Party.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock (“shares”) of the Company to Secured Party (initially, 1,800,000 shares) for issuance upon full conversion of the Notes in accordance with the terms thereof. The number of shares so reserved may be increased, from time to time, by the Secured Party or the Company.

Pursuant to the Security Agreement, and the Notes, the ability to convert the Notes in a timely manner is a material obligation of the Company. Provided you are acting as Transfer Agent at the time and provided no single issuance is greater than 4.99% of the issued and outstanding shares of the Company, your firm is hereby irrevocably authorized and instructed to within three (3) trading days issue shares of common stock of the Company to the Secured Party without any further action or confirmation by the Company upon your receipt from the Secured Party of: (i) a notice of conversion (“Notice”) executed by the Secured Party, (ii) an opinion of counsel of the Secured Party confirming that the shares may be issued upon conversion of the Note without any transfer restrictions pursuant to the exemption provided by Rule 144 (or any other available exemption) under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) copies of all supporting Rule 144 documentation (including a Seller’s Representation Letter). A copy of the Notice must be sent via email to the Company at the same time it is sent to you. Such shares should be issued, at the option of the Secured Party as specified in the Notice either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal at Custodian (“DWAC”) system provided the Secured Party causes its broker or bank to initiate a DWAC deposit or (ii) in certificated form without any restrictive legend which would restrict the transfer of the shares, provided however that if such shares are not able to be sold under Rule 144 or any other exemption under the Securities Act, then the issued certificates for such shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

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Copies of the executed Notice, the opinion of Secured Party’s counsel and any supporting documentation will be sent to authorized officers of the Company by the Secured Party via email at the time of the issuance of the shares.

The shares shall remain in the created reserve with the Transfer Agent until counsel to the Secured Party and an authorized officer of the Company provides written instructions to the Transfer Agent that the shares or any part of them shall be taken out of the reserve and shall no longer be subject to the terms of these instructions. The shares of common stock of the Company to be issued to the Secured Party’s pursuant to a Notice shall be issued from the created reserve.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard and without liability on the advice of counsel, including counsel selected by you.

The Board of Directors of the Company has approved these irrevocable instructions and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions herein, within five (5) business days.

The Secured Party is intended to be and is a third-party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Secured Party.

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Very truly yours,

EDISON NATION, INC.

By:
Name:	Chris Ferguson
Title:	Chief Executive Officer

Acknowledged and Agreed:

SECURED PARTY

PPE Brickell Supplies, LLC

By:
Name:	Matthew Pantofel
Title:	Managing Member

Acknowledged and Agreed:

NEVADA AGENCY AND TRANSFER COMPANY

By:
Name:
Title: